UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, Oxygen Biotherapeutics, Inc. changed its name to Tenax Therapeutics, Inc. (the “Company”) effective September 19, 2014.  The name change was effected by the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Charter Amendment”) with the Secretary of State of the State of Delaware. The Charter Amendment was approved by the Company’s stockholders at the Company's annual meeting of stockholders held on September 11, 2014 (the “2014 Annual Meeting”), and a proposal with respect to the Charter Amendment was disclosed in the Company’s proxy statement for the 2014 Annual Meeting

In connection with Charter Amendment, effective December 18, 2014, the Company’s Board of Directors amended and restated the Company's Bylaws (the “Amended Bylaws”) to, among other things, change the Company’s name to Tenax Therapeutics, Inc. In addition to changing the Company’s name, the Amended Bylaws revised Article II to require more comprehensive information and establish certain procedures in connection with stockholder proposals and director nominations at an annual meeting of the Company’s stockholders.  These provisions are designed to uncover undisclosed relationships, interests or potential biases that could affect how the Company and/or its stockholders may understand or react to a proposal or nomination. The Amended Bylaws do not modify the requirement from the prior Bylaws that stockholders must provide notice of proposals and nominations at least 120 days prior to the one-year anniversary of the prior stockholder meeting, but they add certain other provisions to address timing of required advance notices, including in the context of delayed meetings.  The Amended Bylaws also add a new Section 7 of Article V that provides that, unless a majority of the Board consents in writing, the exclusive forum for certain specified corporate law based lawsuits involving the Company may be brought only in the United States District Court for the Eastern District of North Carolina or, if such court lacks jurisdiction, any North Carolina state court that has jurisdiction.

Copies of the Charter Amendment and Amended Bylaws are attached hereto as Exhibit 3.1 and 3.2, respectively. The foregoing summaries of the Charter Amendment and the Amended Bylaws are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference.

Item 5.05.                     Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Also in connection with the Charter  Amendment,  on December 18, 2014, the Company’s Board of Directors amended and restated the Company’s Code Of Ethics And Business Conduct (the “Amended Code of Ethics”) to change the Company’s name to Tenax Therapeutics, Inc., update the Company’s mission statement, and add a more detailed description of the Company’s insider trading policy.

A copy of the Amended Code of Ethics is attached hereto as Exhibit 14.1. The foregoing summary of the Amended Code of Ethics is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation of the Company
Exhibit 3.2 Exhibit 14.1	Amended and Restated Bylaws of the Company Code Of Ethics And Business Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014	Tenax Therapeutics, Inc.

By: /s/ John Kelley
John Kelley
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation of the Company
Exhibit 3.2 Exhibit 14.1	Amended and Restated Bylaws of the Company Code Of Ethics And Business Conduct